UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2014

Polymer Group, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-14330

Delaware	57-1003983
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

9335 Harris Corners Parkway, Suite 300

Charlotte, North Carolina 28269

(Address of principal executive offices, including zip code)

(704) 697-5100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On January 27, 2014, Polymer Group, Inc., a Delaware corporation (“PGI”) announced that PGI, as guarantor, and PGI Polímeros do Brasil, a Brazilan corporation (sociedade anônima) and a wholly-owned subsidiary of PGI (“Acquisition Co.”), as purchaser, had entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) dated as of January 27, 2014, with Companhia Providência Indústria e Comércio, a Brazilian corporation (sociedade anônima) (“Providência”) and certain shareholders named therein (collectively, the “Sellers”).

Pursuant to the terms and subject to the conditions of the Stock Purchase Agreement, Acquisition Co. will acquire 71.25% of the outstanding capital stock of Providência (the “Acquisition”), for cash consideration of R$555.9 million (or R$9.75 per share), payable as follows: (1) R$449.0 on the closing date of the Acquisition, of which (i) R$430.6 million shall be paid to the Sellers, and (ii) R$18.4 million shall be deposited into an escrow account, and (2) R$106.9 as deferred purchase price, which shall accrete 9.5% per annum compounded daily, which shall be paid to the Sellers to the extent certain existing and potential tax claims are resolved. Following the closing of the Acquisition, pursuant to Brazilian Corporation Law and Providência’s Bylaws, Acquisition Co. will be required to launch a tender offer on substantially the same terms and conditions of the Stock Purchase Agreement to acquire the remaining outstanding capital stock of Providência from the minority shareholders (the “Mandatory Tender Offer”). PGI expects to fund the Acquisition and the Mandatory Tender Offer with new secured and/or unsecured debt. PGI has obtained $570.0 million of financing commitments from lenders in connection with the Acquisition.

Completion of the Acquisition is subject to customary closing conditions, including (i) the absence of legal constraints; (ii) approval of the Acquisition by antitrust authorities; (iii) accuracy of representations and warranties and compliance with covenants contained in the Stock Purchase Agreement; (iv) the absence of a material adverse effect; (v) delivery of resignation letters from Providência’s non-independent members of the board of directors; and (vi) receipt of certain third-party consents.

A copy of the press release announcing the execution of the Stock Purchase Agreement is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

See the Exhibit Index immediately following the signature page hereto, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

Polymer Group, Inc.

By:	/s/ Dennis E. Norman
Name:	Dennis E. Norman
Title:	Executive Vice President, Chief Financial Officer and Treasurer

Date: January 27, 2014

Index to Exhibits

Exhibit Number	Description

99.1	Press Release, dated January 27, 2014.